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                                                                     EXHIBIT 4.1

                             KATY INDUSTRIES, INC.

               1994 KEY EMPLOYEE AND DIRECTOR STOCK PURCHASE PLAN


Section 1.       Purpose

                 The purpose of the Katy Industries, Inc. 1994 Key Employee and Director Stock Purchase Plan (the "Plan") is to establish an immediate stockholder perspective in key management employees and directors by their purchase of shares of Common Stock of Katy Industries, Inc. (the "Company") currently held in treasury by the Company and to secure for the Company and its stockholders the benefits of the incentive interest in the ownership of Common Stock by current and future key management employees and directors.

Section 2.       Definitions

                 As used in this Plan the following words and terms shall have the respective meanings ascribed to them below:

                 "Applicable Federal Short-Term Rate" means the applicable Federal short-term rate, compounded semi-annually, provided by the Internal Revenue Service on a monthly basis, as published in The Wall Street Journal.

                 "Board of Directors" means the board of directors of Katy Industries, Inc.

                 "Company" means Katy Industries, Inc. and any successor corporation.

                 "Compensation Committee" means the compensation committee of the Board of Directors.

                 "Loan" means the loan or loans made at any time and from time to time by the Company to a Participant to be used by the Participant for the sole purpose of enabling or assisting the Participant to purchase Shares from the Company pursuant to the Plan.

                 "Market Value" means the weighted mathematical average for all Shares traded on the New York Stock Exchange for the five trading days immediately preceding the commencement of the Offering Period or the Repurchase Date, as the case may be. For the purpose of this definition, "trading day" means a day on which the New York Stock Exchange is open for business and on which Shares are traded.

                 "Offering Period" means the period of sixty (60) days established by the Compensation Committee during which a Participant may apply for a Loan and elect to purchase a number of





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Shares not to exceed the number designated as available to such Participant by the Compensation Committee.

                 "Participant" means a person who is an employee, officer and/or director of a Participating Company and is designated by the Board of Directors as being eligible to participate in the Plan.

                 "Participating Company" means with respect to each Participant, the Company and any subsidiary or affiliated company by which such Participant is regularly employed or serves as a director and which has been authorized by the Board of Directors as being entitled to participate in the Plan. A "subsidiary" is a company in which the Company directly or indirectly may exercise voting rights with respect to more than fifty percent (50%) of the issued and outstanding voting shares. An "affiliated company" is a company other than a subsidiary in which the Company directly or indirectly may exercise voting rights with respect to a substantial percentage of the issued and outstanding voting shares and is designated by the Board of Directors as an affiliated company.

                 "Plan" means the Katy Industries, Inc. 1994 Key Employee and Director Stock Purchase Plan.

                 "Prime Rate" means the rate quoted by Harris Trust and Savings Bank as its prime rate.

                 "Repurchase Date" means the date on which the Company elects to repurchase Shares from a Participant pursuant to Section 6.05.

                 "Shares" means the shares of the Company's Common Stock, par value $1.00 per share, and any shares or securities of the Company into which such Shares are changed, converted, subdivided or reclassified.

Section 3.       Eligibility

                 The Board of Directors may, at any time and from time to time, designate those employees or directors of a Participating Company who are eligible to participate in the Plan. All directors of the Company, except those directors serving on the Board of Directors, shall be eligible to participate in the Plan. The Board of Directors shall designate the maximum number of Shares available for purchase by each Participant and the maximum Loan available to such Participant to assist such Participant in the purchase of Shares. The Compensation Committee shall determine the Offering Period during which Participants may elect to purchase Shares. Following the establishment of the Offering Period, each Participant shall be notified of their designation as a Participant, their respective maximum Shares available for purchase and maximum available Loan to such Participant and shall be notified of the Offering Period. Each Participant shall at the same time be furnished with a copy of this Plan, a prospectus





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relating to this Plan, a related election form, a form of promissory note and irrevocable stock power of attorney.


Section 4.       Participation

4.01 Participation in this Plan shall be entirely voluntary and any decision not to participate shall not affect a Participant's employment or service as a director with any Participating Company. During the Offering Period, a Participant may apply for a Loan up to the maximum amount determined by the Board of Directors pursuant to Section 3 hereof. In order to participate, a Participant shall sign and deliver to the Company, in the form prescribed by the Company, the following:

         (a) an election to participate in this Plan which shall contain a subscription for Shares, an application for a Loan and the agreement of such Participant accepting the terms of this Plan; and

         (b) a demand promissory note payable to the Company in the amount of the Loan; and

         (c)     an irrevocable stock power of attorney.

Section 5.       Purchase of Shares and Pledge of Shares as Security

5.01 The amount of any Loan as determined by the Board of Directors shall be used for the purchase by the Participant of fully paid and non-assessable Shares from the Company currently held in treasury by the Company.

5.02 The price for which such Shares shall be purchased by the Participant shall be equal to sixty-five percent (65%) of the Market Value of the Shares as determined based upon the Offering Period established by the Compensation Committee.

5.03 All Shares purchased by a Participant pursuant to the provisions of this Section 5, shall be held by the Company for so long as any Loan of such Participant remains outstanding; provided, however, the certificates in respect of such Shares shall be registered in the name of the Participant and that such certificates may be released to a Participant upon written request in accordance with Section 7.

5.04 All Shares purchased by a Participant pursuant to the provisions of this Section 5, and the certificates representing such Shares (together with a stock power of attorney in blank to transfer the Shares signed by the Participant with a medallion signature guarantee) shall immediately be pledged with the Company as security for repayment of the Loan as provided in
Section 6.

5.05 Notwithstanding the pledge of the Shares, the Participant shall be noted on the records of the transfer agent as a stockholder of the number of Shares subscribed for by such





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Participant and such Participant shall be entitled to receive all dividends or other distributions declared and paid thereon.


Section 6.       Repayment of Loans

6.01 All Loans shall be due and payable in full upon demand, or if no demand on the fifth anniversary of the date of the promissory note evidencing the Loan unless expressly extended by the Company.

6.02 Interest on the principal amount of any Loan from time to time outstanding during the year shall be due and payable semi-annually on June 30 and December 31 of each year. Each Loan shall initially bear interest at a rate per annum equal to the Applicable Federal Short-Term Rate, compounded semi-annually, in effect for the month in which the Loan is initially made.
The interest rate shall be adjusted semi-annually on July 1 and January 1 to the Applicable Federal Short-Term Rate in effect for the months of July and January, respectively. Notwithstanding the foregoing, if a Participant ceases to be an employee or director of a Participating Company for any reason (other than death or disability), the interest rate shall increase to the Prime Rate as of such date plus one percent (1%), compounded semi-annually, payable semi-annually on June 30 and December 31 of each year.

6.03 A Participant shall be permitted to repay the balance of any Loan outstanding without notice, premium or penalty at any time.

6.04 In the event of the death of a Participant before repayment in full of the balance of any Loan, such Participant's legal representatives shall have the option to participate in the Plan in lieu of the Participant, provided notice of the intent to participate is given to the Company within six (6) months after the date of death of the Participant; otherwise the unpaid balance of such Loan shall become due and payable upon the expiration of such six (6) month period.

6.05 In the event of a failure by a Participant to repay all or any portion of the Loan upon demand or maturity pursuant to Section 6.01, the Company shall be entitled to repurchase such Shares at the Market Value determined as of the Repurchase Date or sell, on the Participant's behalf, in the open market and without further notice to the Participant, the Shares of the Participant pledged with the Company as security pursuant to Section 5 and the net proceeds shall be applied to payment of interest and principal then due and payable. The balance of the net proceeds in excess of the amount required to repay all outstanding Loans shall be paid promptly to the Participant. In the event the net proceeds received by the Company are not sufficient to repay all outstanding Loans of the Participant, the Participant shall pay to the Company the amount of any deficiency within thirty (30) days after the Company gives written notice of such deficiency to the Participant.





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Section 7.       Delivery of Share Certificate

                 The Participant shall be entitled, upon written request, to receive a share certificate for that whole number of Shares which represents the portion of Shares originally purchased with the proceeds of a Loan that repayments to the date of such written request bears to the full amount of such Loan, less Shares previously received pursuant to this Section 7. Upon repayment of the full amount of such Loan, plus interest, if any, accrued thereon, the Participant shall be entitled to receive a share certificate for the balance of the Shares of the Participant pledged with the Company as security pursuant to Section 5.

Section 8.       Accounts and Statements

                 The Company shall maintain records indicating the number of Shares purchased on behalf of each Participant and the repayments made by each Participant in respect of each Loan granted to such Participant pursuant to the provisions of the Plan. The Company shall furnish annually to each Participant a statement indicating the number of Shares held by the Company on such Participant's behalf and the balance outstanding in respect of each Loan granted to such Participant. Ten (10) days prior to any interest payment date, the Company shall furnish to the Participant a calculation of the interest payment due on such date determined in accordance with Section 6.02. Each of such statements shall be deemed to have been accepted by the Participant as correct unless written notice to the contrary shall have been received by the Company within thirty (30) days after the mailing of such statement to the Participant.

Section 9.       Maximum Share Limit

                 The number of Shares reserved to be granted to Participants under the Plan shall be limited to seventy-five thousand (75,000) Shares held in treasury by the Company as of the date this Plan was approved by the Board of Directors; provided, however that appropriate adjustments shall be made, both in the number of Shares covered by individual grants and the total number of Shares authorized to be issued hereunder, to give effect to any relevant changes in the capitalization of the Company. The maximum number of Shares available for grants to all directors in the aggregate shall be limited to fifty-two thousand (52,000) Shares.

Section 10.      Participant's Rights Not Transferable

                 Except as provided in Sections 6.04 and 6.05 hereof:

         (a) No right or interest of any Participant in any of the Shares shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise in any manner, but excluding by operation of the laws of descent and distribution, for a period of twenty-four (24) months from the date of purchase; and





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                 (b)      Except as provided in Section 5 hereof, the
                          Participant shall not charge, mortgage, hypothecate, pledge or otherwise encumber the Shares in respect of which the related Loan remains outstanding and which continue to be pledged with the Company as security for repayment of such Loan.

Section 11.      Legend

                 Each Share purchased by a Participant shall be imprinted with the following legend:

                 "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED PURSUANT TO THE KATY INDUSTRIES, INC. 1994 KEY EMPLOYEE AND DIRECTOR STOCK PURCHASE PLAN AND ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY DESCRIBED IN SUCH PLAN."

Section 12.      No Right to Employment

                 This Plan shall not give a Participant any right to be employed by, or to continue to be employed by, a Participating Company.

Section 13.      Administration, Amendments or Termination

13.01 The Board of Directors pursuant to Section 3 of this Plan shall designate eligible Participants, the number of Shares such Participant may purchase and the maximum Loan available to such Participant. All other aspects of this Plan, including the designation of the Offering Period, shall be administered by the Compensation Committee. The Compensation Committee shall have full and final discretion to interpret the provisions of this Plan. All decisions and interpretations made by the Compensation Committee shall be binding and conclusive upon the Participant and the Company.

13.02 From time to time the Board of Directors may amend or waive any provisions of this Plan but no amendment or waiver of this Plan or any termination of this Plan pursuant to Section 13.03 hereof shall adversely affect the rights of any Participant at the date of such amendment or waiver pursuant to the terms of this Plan; provided further that the Board of Directors may not, following initial stockholder approval of this Plan as described in Section 16, without further stockholder approval, amend this Plan to increase the number of Shares which may be issued under this Plan, including the maximum number of Shares available for purchase by directors, or remove the authority of the Compensation Committee.

13.03 Subject to Section 13.02 hereof, the Board of Directors may terminate this Plan at any time, the effect of such termination being that no further Shares may be issued under this Plan after such termination.





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Section 14.      Notices

                 Any notice, payment, request or demand (collectively, a "Notice") required or permitted to be given or made hereunder shall be in writing and shall be sufficiently given if delivered, including by reputable courier, to the Company or to the Participant, as the case may be, or if sent by prepaid registered mail, addressed, in the case of any Notice to the Company, to the Corporate Secretary, Katy Industries, Inc., 6300 S. Syracuse Way, Suite 300, Englewood, Colorado 80111, and, in the case of a Participant at the address set forth in the election to participate as delivered to the Company; provided that the Company and/or the Participant may by Notice in writing change the address of the Company or the Participant to a different address stipulated in the Notice. Any Notice delivered by hand, including by reputable courier, shall be considered to have been effectively given on the date of delivery. Any Notice mailed as described in this Section 14 shall be deemed to have been given on the third business day following the date of such mailing.

Section 15.      Costs

                 The Company shall pay all costs of administering the Plan.

Section 16.      Stockholder Approval

                 This Plan shall be submitted for stockholder approval, by the affirmative vote of the holders of a majority of Shares present and entitled to vote, at the Company's 1995 Annual Meeting of Stockholders.

Section 17.      Applicable Law

                 This Plan shall be governed by, administered and construed in accordance with the laws of the State of Delaware.










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